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WILSHIRE MUTUAL FUNDS, INC.
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IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.
September 8, 2016
Dear Shareholder:
The Board of Directors of Wilshire Mutual Funds, Inc. (the “Company”) has approved a subadvisory Agreement between Wilshire Associates Incorporated (“Wilshire” or the “Adviser”) and Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”), pursuant to which BHMS serves as a new subadviser to the Large Company Value Portfolio (the “Value Portfolio”) effective June 14, 2016.  In conjunction with the hiring of BHMS, Wilshire terminated Systematic Financial Management, L.P. as a subadviser to the Value Portfolio.  Los Angeles Capital Management and Equity Research, Inc. and Pzena Investment Management, LLC continue to serve as subadvisers to the Value Portfolio.  Wilshire, the Company’s investment adviser, continues to oversee the subadvisers of the Value Portfolio.
The next few pages of this package feature more information about the new subadvisers, including their respective investment processes and styles.  Please take a few moments to read them and call us at 1-888-200-6796, if you have any questions.
On behalf of the Board of Directors, I thank you for your continued investment in Wilshire Mutual Funds, Inc.
Sincerely,

/s/ Jason A. Schwarz
Jason A. Schwarz
President

WILSHIRE MUTUAL FUNDS, INC.
INFORMATION STATEMENT TO THE SHAREHOLDERS OF THE
 LARGE COMPANY VALUE PORTFOLIO
This document is an Information Statement and is being furnished to shareholders of the Large Company Value Portfolio (the “Value Portfolio”), a series of Wilshire Mutual Funds, Inc. (the “Company”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”).  Wilshire Associates Incorporated (“Wilshire” or the “Adviser”) serves as the investment adviser for the Company.  The exemptive order permits Wilshire to employ additional subadvisers, terminate subadvisers, and modify subadvisory Agreements without prior approval of the Company’s shareholders.
Under the SEC order, if Wilshire retains a new subadviser or materially changes an existing subadvisory agreement between Wilshire and a subadviser, shareholders of the affected portfolios of the Company are required to be provided an Information Statement explaining any changes and disclosing the aggregate fees paid to the subadvisers of such portfolios as a result of those changes.  A copy of the subadvisory agreement with Barrow, Hanley, Mewhinney & Strauss LLC (“BHMS”) is attached to this Information Statement as Appendix A.
The Value Portfolio will bear the expenses incurred in connection with preparing and mailing this Information Statement.  Information on shareholders who owned beneficially 5% or more of the shares of the Value Portfolio as of July 31, 2016 is set forth in Appendix B.  To the knowledge of the Company, the executive officers and Directors of the Company as a group owned less than 1% of the outstanding shares of each of the Value Portfolio and the Company as of the July 31, 2016.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
Appointment of a New Subadviser to the
 Large Company Value Portfolio
On May 17, 2016, the Board of Directors of the Company (the “Board” and each individually a “Director”) approved a subadvisory agreement  between Wilshire and BHMS pursuant to which BHMS serves as a new subadviser to the Large Company Value Portfolio (the “Value Portfolio”) effective June 14, 2016 (the “Subadvisory Agreement”).  In conjunction with the hiring of BHMS, Wilshire terminated Systematic Financial Management, L.P. (“Systematic”) as a subadviser to the Value Portfolio effective June 7, 2016.  Los Angeles Capital Management and Equity Research, Inc. and Pzena Investment Management, LLC continue to serve as subadvisers to the Value Portfolio.  Wilshire, the Company’s investment adviser, continues to oversee the subadvisers.
At the meeting on May 16-17, 2016, in connection with the review of Wilshire’s proposed Subadvisory Agreement with BHMS, the Board evaluated information provided by Wilshire and BHMS in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).
The information in this summary outlines the Board’s considerations associated with its approval of the Subadvisory Agreement.  In connection with its deliberations regarding this relationship, the Board considered such information and factors as it believed to be relevant.  As described below, the Board considered the nature, extent and quality of the services to be performed by BHMS (the “Subadviser”) under the subadvisory arrangement; the profits to be realized by the Subadviser; the extent to which the Subadviser may realize economies of scale as the Fund grows; and whether any fall-out benefits would be realized by the Subadviser.  In considering these matters, the Board was advised with respect to relevant legal standards by independent counsel.  In addition, the Directors who are not “interested persons” of the Company as defined in the 1940 Act (the “Independent Directors”) discussed the approval of the Subadvisory Agreement with management and in private sessions with counsel at which no representatives of the Subadviser were present.

As required by the 1940 Act, the approval was confirmed by the  separate vote of the Independent Directors.  In deciding to approve the Subadvisory Agreement, the Board did not identify any single factor as controlling and this summary does not describe all of the matters considered.  However, the Board concluded that each of the various factors referred to below favored such approval.
As noted above, the Board considered the approval of the Subadvisory Agreement at the Board’s May 16-17, 2016 meeting.  The Adviser sent a memorandum to the Subadviser requesting information regarding the Subadvisory Agreement to be provided to the Directors in advance of the meeting.
The Directors received information from the Adviser regarding the factors underlying the recommendations to approve the Subadvisory Agreement in advance of the meeting.  The Directors considered the Subadviser’s investment performance in managing investment products similar to the Fund.  The Directors also reviewed information from the Subadviser describing:  (i) the nature, extent and quality of services to be provided, (ii) the financial condition of the Subadviser, (iii) the extent to which economies of scale will be realized as each fund grows, (iv) whether fee levels reflect any possible economies of scale for the benefit of Fund shareholders, (v) comparisons of services to be rendered and amounts paid by other registered investment companies and any comparable clients, and (vi) benefits to be realized by the Subadviser from its  relationship with the Fund.  The Independent Directors were assisted in their review by independent legal counsel.
As part of its evaluation, the Board considered the assessment of performance made by the Investment Committee (which is composed solely of Independent Directors), which met on May 16, 2016 to review data on the Subadviser’s performance for managing investment products similar to the Fund.  Based upon its evaluation of all materials provided, the Board concluded that it was in the best interests of the Fund to approve the Subadvisory Agreement.
The Board considered the nature, extent and quality of services to be provided.  The Board considered the reputation, qualifications and background of the Subadviser, the investment approach of the Subadviser, the experience and skills of investment personnel to be responsible for the day-to-day management of the Fund, and the resources made available to such personnel.  In addition, the Board considered the analysis provided by the Adviser, which concluded that the Subadviser would provide reasonable services and recommended that the Subadvisory Agreement be approved.
The Board reviewed information comparing the Subadviser’s gross investment performance for managing investment products similar to the Fund to the Russell 1000 Value Index.  The Board noted that the Subadviser outperformed the Russell 1000 Value Index for the one-, three- five- and seven-year periods ended March 31, 2016.
The Board considered the Fund’s subadvisory fees.  The Board evaluated the competitiveness of the subadvisory fees based upon data supplied by the Subadviser about the fees charged to other clients.  The Board considered that the subadvisory fee rates were negotiated at arm’s length between the Adviser and the Subadviser, that the Adviser compensates the Subadviser from its fees and that the aggregate advisory fee was deemed reasonable by the Board.

The Subadviser represented that it charges all clients with comparable investment policies and services according to a standard fee schedule, but that it has negotiated with clients based on their use of multiple investment strategies.  However, the Board determined that the fees to be charged to the Adviser were competitive.
Based upon all of the above, the Board determined that the subadvisory fees for the Fund were reasonable.
The Board noted that the Adviser compensates the Subadviser from its own advisory fee and that the fees were negotiated at arm’s length between the Adviser and the Subadviser.  In addition, the Board noted that the revenues to the Subadviser would be limited due to the size of the Fund.  The Board took these factors into consideration in concluding that the subadvisory fees were reasonable.
The Board considered whether there may be economies of scale with respect to the subadvisory services provided to the Fund and whether the subadvisory fees reflect such economies of scale through breakpoints in fees.  The Board also considered whether the effective subadvisory fee rate under the Subadvisory Agreement is reasonable in relation to the asset size of the Fund.  The Board concluded that the fee schedule for the Fund reasonably reflects any economies of scale.
The Board also considered the character and amount of other incidental benefits to be received by the Subadviser.  The Board considered the Subadviser’s soft dollar practices.  The Board concluded that, taking into account the benefits arising from these practices, the fees charged under the Subadvisory Agreement were reasonable.
Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Subadvisory Agreement are fair and reasonable and that the approval of the Subadvisory Agreement is in the best interests of the Fund.
BHMS
BHMS is a value-oriented manager with a bottom-up, fundamentally driven investment process that emphasizes total return produced from a combination of cash dividends, growth of dividends and capital appreciation.  In managing its portion of the Large Company Value Portfolio, BHMS utilizes its active investment approach, designed to protect assets and generate current income in declining markets and to produce attractive capital appreciation in robust market environments.  BHMS takes a contrarian approach that looks for stocks with attractive valuations.
BHMS is located at 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.  BHMS’s assets under management as of June 30, 2016 were $90.1 billion.  BHMS, is a subsidiary of Old Mutual Asset Management (US) LLC, which is a subsidiary of OM Asset Management plc, a publicly held company traded on the New York Stock Exchange.
Day-to-day management of BHMS’s portion of the Large Company Value Portfolio is the responsibility of portfolio managers Ray Nixon, Jr., Brian F. Quinn, CFA, and Lewis Ropp. Mr. Nixon joined BHMS in 1994 and is an Executive Director at BHMS. Mr. Quinn joined BHMS in 2005 and is a Director at BHMS. Mr. Ropp joined BHMS in 2001 and is a Managing Director at BHMS.
Ray Nixon, Jr., Executive Director, joined BHMS in 1994 from Smith Barney, Inc., where he was a member of the firm’s Investment Policy Committee and served as its lead institutional stockbroker for the Southwest. During his investment career, he also served as a research analyst for the Teacher Retirement System of Texas. Mr. Nixon is a member of the Board of the Presbyterian Healthcare Foundation, the Board of the Salvation Army and the Investment Committee of the Susan G. Komen Foundation. Mr. Nixon has 39 years of industry experience. He holds a BA and an MBA from the University of Texas.

Brian F. Quinn, CFA, Director, joined BHMS in 2005 as an equity analyst. During his investment career, he served as an equity analyst for Clover Partners, LP and as a credit analyst for Frost Bank. Mr. Quinn received an MBA from Texas Christian University, where he served as a portfolio manager and equity research analyst for the William C. Conner Foundation Educational Investment Fund.  Mr. Quinn has 15 years of industry experience. He earned a BS, with a concentration in Finance, from Fordham University and is a member of the CFA Society of Dallas-Fort Worth.
Lewis Ropp, Managing Director, joined BHMS in 2001 from Frost Securities, where he was a senior equity analyst and served as managing director of the Energy Group. He served in management positions at Shell Oil Company and as a securities analyst in the energy sector at Howard, Weil, Labouisse, Friedrichs, Inc. prior to joining Frost Securities. Mr. Ropp received a Wall Street Journal “Best On The Street” listing in 2001 for his coverage of the secondary oil sector. Mr. Ropp has 35 years of industry experience.  Mr. Ropp graduated from the University of Louisiana at Lafayette with a BS in Mechanical Engineering. He received an MBA, as well as an MS in Civil and Environmental Engineering, from Tulane University.
Aggregate Fees
Wilshire’s annual advisory fee for the Value Portfolio is 0.75% on the first $1 billion in assets and 0.65% on Value Portfolio assets in excess of $1 billion.  For the fiscal year ended December 31, 2015, the Value Portfolio paid Wilshire $881,233 in advisory fees.
For the fiscal year ended December 31, 2015, the aggregate subadvisory fees paid by Wilshire to all subadvisers with respect to the Value Portfolio totaled $341,022.  These aggregate subadvisory fees represented 0.29% of the total net assets of the Value Portfolio as of the fiscal year ended December 31, 2015.
For the fiscal year ended December 31, 2015, the aggregate subadvisory fees that would have been paid by Wilshire if the Subadvisory Agreement with BHMS was in effect with respect to the Value Portfolio was $136,054.  If the Subadvisory Agreement with BHMS had been in effect rather than the subadvisory agreement with Systematic, the percentage difference between the amounts actually paid by Wilshire and the amounts that would have been paid by Wilshire under all subadvisory agreements is 12.8% for the Value Portfolio.
All subadvisory fees are paid by Wilshire and not the Company.  The fee paid by Wilshire to the Subadviser depends on the fee rates negotiated by Wilshire and on the percentage of the assets of the Value Portfolio allocated by Wilshire to BHMS.  Because Wilshire pays the Subadviser’s fees out of its own fees received from the Value Portfolio, there is no “duplication” of advisory fees paid.
Terms of Subadvisory Agreement
The Subadvisory Agreement with BHMS will continue in effect until August 31, 2017, unless sooner terminated as provided in certain provisions contained in the Subadvisory Agreement.  The Subadvisory Agreement with BHMS will continue in effect from year to year thereafter with respect to the Value Portfolio so long as the Subadvisory Agreement is specifically approved at least annually in the manner required by the 1940 Act.

The Subadvisory Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by Wilshire or the Subadviser on sixty days’ prior written notice to the other party.  The Subadvisory Agreement may be terminated by the Value Portfolio by action of the Board or by a vote of a majority of the outstanding voting securities of the Value Portfolio (as defined by the 1940 Act) on sixty days’ written notice to the Subadviser by the Value Portfolio.  The Sub-Advisory Agreement may also be terminated at any time without payment of any penalty by Wilshire, the Board or a vote of the majority of outstanding voting securities of the Value Portfolio in the event the Subadviser has taken any action which results in a material breach of the covenants of the Subadviser under the Subadvisory Agreement. The Subadvisory Agreement will automatically terminate with respect to the Value Portfolio if the Investment Advisory Agreement between Wilshire and the Value Portfolio is terminated, assigned or not renewed.

Additional Disclosure Regarding the Subadviser
The following information was provided by BHMS regarding the accounts for which BHMS acts as an adviser and which have investment objectives similar to that of the Value Portfolio.
Fund Name	Approximate Net Assets (as of July 31, 2016)	Fee Rate (% of average daily net assets)
Barclays Global Access U.S. Value Fund	(1)	(2)
Jov Prosperity U.S. Equity Fund	(1)	(2)
MassMutual Select Large Cap Value Fund	(1)	(2)
MD Equity Fund	(1)	(2)
MD American Value Fund	(1)	(2)
MD U.S. Equity Pool	(1)	(2)
Old Mutual U.S. Dividend Focused Fund	(1)	(2)
RIC (Russell) U.S. Core Equity Fund	(1)	(2)
RIC (Russell) U.S. Strategic Equity Fund	(1)	(2)
Transamerica Dividend Focused Fund	(1)	(2)
Transamerica Barrow Hanley Dividend Focused VP Fund	(1)	(2)
Barclays Global Access U.S. Value Fund	(1)	(2)
Jov Prosperity U.S. Equity Fund	(1)	(2)

(1)	BHMS currently manages approximately $4.7 Billion for all accounts in which BHMS acts as an adviser and which have investment objectives similar to that of the Value Portfolio.
(2)	Generally, BHMS dividend focused value clients (mutual fund and separate account) are on the standard asset-based fee schedule for the investment strategy shown below:

Dividend Focused Value Equity Fee Schedule
	Market Value	Annual Percentage
First	$10,000,000	0.75%
Next	$15,000,000	0.50%
Next	$175,000,000	0.25%
Next	$600,000,000	0.20%
Over	$800,000,000	0.15%

BHMS has one sub-advisory client relationship within the dividend focused value strategy that has negotiated a fee schedule based on their use of multiple investment strategies.  Due to client confidentiality BHMS does not provide fee schedules of other investment companies with comparable mandates.  As disclosed in BHMS’ Form ADV, Part 2A, BHMS retains the discretion to negotiate alternative fees on a case-by-case basis taking into consideration client facts, circumstances, and needs in determining the fee schedules.

The names and principal occupations of the principal executive officers and each director of BHMS are listed below.  The address for each such officer or director is 2200 Ross Avenue, 31st floor, Dallas, TX 75201-2761.
Name	Title/Principal Occupation
James P. Barrow	President, Secretary, Treasurer, Executive Director, Member Board of Managers
J. Ray Nixon	Executive Director, Member Board of Managers
Patricia B. Andrews	Chief Compliance and Risk Officer, Managing Director
John S. Williams	Managing Director
Robert D. Barkley	Managing Director
Linda T. Gibson	Member Board of Managers, Executive Vice President and Head of Global Distribution of OMAM
Aidan J. Riordan	Member Board of Managers, Executive Vice President and head of Affiliate Management of OMAM

Distributor and Administrator
Pursuant to an Underwriting Agreement, SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, is the distributor for the continuous offering of shares of the Value Portfolio and acts as agent of the Value Portfolio in the sale of its shares.  SEI Investments Global Funds Services (the “Administrator”), One Freedom Valley Drive, Oaks, Pennsylvania 19456, an affiliate of the Distributor, is the administrator for the Company.  SEI Investments Management Corporation, a wholly-owned subsidiary of SEI Investments Company, is the owner of all beneficial interests in the Administrator.
Householding
If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Information Statement will be sent to shareholders at the same address.  If you would like to receive a separate copy of the Information Statement, please call 1-888-200-6796.  If you currently receive multiple copies of Information Statements, proxy statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 1-888-200-6796 or write to the Company c/o DST Systems, Inc., at 430 W. 7th Street, Kansas City, MO 64105.
Other Information
THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF THE VALUE PORTFOLIO UPON REQUEST.  REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE MUTUAL FUNDS, INC. C/O DST SYSTEMS, INC. 430 W. 7TH STREET, KANSAS CITY, MO 64105, OR BY CALLING 1-888-200-6796.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT:
The Information Statement is available at:  http://advisor.wilshire.com/WilshireLargeCompanyValuePortfolio.aspx

APPENDIX A
INVESTMENT SUBADVISORY AGREEMENT
Barrow, Hanley, Mewhinney & Strauss, LLC
This Investment Sub-Advisory Agreement (“Agreement”) is made as of the 18th day of May, 2016 (the “Effective Date”) by and between Wilshire Associates Incorporated, a California corporation (“Adviser”), and Barrow, Hanley, Mewhinney & Strauss, LLC, a registered investment adviser (“Sub-Adviser”).
Whereas Adviser is the investment adviser of the Wilshire Mutual Funds, Inc. (the “Fund”), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), currently consisting of seven separate series or portfolios (collectively, the “Fund Portfolios”) including the Large Company Growth Portfolio, the Large Company Value Portfolio, the Small Company Growth Portfolio, the Small Company Value Portfolio, the Wilshire 5000 Index Fund, the Wilshire International Equity Fund and the Wilshire Income Opportunities Fund;
Whereas Adviser desires to retain Sub-Adviser to furnish investment advisory services for the Fund Portfolio(s) as described in Exhibit l – Fund Portfolio Listing, as may be amended from time to time, and Sub-Adviser wishes to provide such services, upon the terms and conditions set forth herein;
Now Therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:
1.         Appointment.  Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to each Fund Portfolio described in Exhibit 1 for the period and on the terms set forth in this Agreement. Sub-Adviser hereby accepts such appointment and agrees to furnish the services set forth for the compensation herein provided.
2.         Sub-Adviser Services.  Subject always to the supervision of the Fund’s Board of Directors and Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, such portion of the assets of each Fund Portfolio as Adviser shall from time to time designate (each a “Portfolio Segment”) and place all orders for the purchase and sale of securities on behalf of each Portfolio Segment.  In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund and each Fund Portfolio and will monitor a Portfolio Segment’s investments, and will comply with the provisions of the Fund’s Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund Portfolio as set forth in the prospectus and Statement of Additional Information for each Fund Portfolio, as amended from time to time, as well as any other objectives, policies or limitations as may be provided by Adviser to Sub-Adviser in writing from time to time.
Sub-Adviser will provide reports at least quarterly to the Board of Directors and to Adviser.  Sub-Adviser will make its officers and employees available to Adviser and the Board of Directors from time to time at reasonable times to review investment policies of each Fund Portfolio with respect to each Portfolio Segment and to consult with Adviser regarding the investment affairs of each Portfolio Segment.

Sub-Adviser agrees that it:
(a)     will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;
(b)     will conform with all applicable provisions of the 1940 Act and rules and regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable laws and regulations of any governmental authority pertaining to its investment advisory activities, including all portfolio diversification requirements necessary for each Portfolio Segment to comply with subchapter M of the Internal Revenue Code and as set forth in the Investment Guidelines provided to the Sub-Adviser by the Adviser, as if each were a regulated investment company thereunder;
(c)     to the extent authorized by Adviser in writing, and to the extent permitted by law, will execute purchases and sales of portfolio securities and other investments for each Portfolio Segment through brokers or dealers designated by management of the Fund to Adviser for the purpose of providing direct benefits to the Fund, provided that Sub-Adviser determines that such brokers or dealers will provide best execution in view of all appropriate factors, and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment to such brokers or dealers for the account of the relevant Fund Portfolio.  Adviser and the Fund understand that the brokerage commissions or transaction costs in such transactions may be higher than those which the Sub-Adviser could obtain from another broker or dealer, in order to obtain such benefits for the Fund;
(d)     is authorized to and will select all other brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio Segment and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment for the account of each Fund Portfolio.  In making such selection, Sub-Adviser is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of a Portfolio Segment’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. With respect to transactions under sub-paragraph (c) or this sub-paragraph (d), it is understood that Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Fund Portfolio, or be in breach of any obligation owing to the Fund or in respect of any Fund Portfolio under this Agreement, or otherwise, solely by reason of its having caused a Fund Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of a Fund Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.  The Adviser may, from time to time, engage other sub-advisers to advise portions of a Fund Portfolio other than the Portfolio Segment.  The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser with respect to transactions in securities or other assets concerning a Fund Portfolio, except to the extent permitted by certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

(e)     is authorized to consider for investment by each Portfolio Segment securities that may also be appropriate for other funds and/or clients served by Sub-Adviser.  To assure fair treatment of each Portfolio Segment and all other clients of Sub-Adviser in situations in which two or more clients’ accounts participate simultaneously in a buy or sell program involving the same security, such transactions will be allocated among each Portfolio Segment and other clients in a manner deemed equitable by Sub-Adviser.  Sub-Adviser is authorized to aggregate purchase and sale orders for securities held (or to be held) in each Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser.  When an order is so aggregated, the actual prices applicable to the aggregated transaction will be averaged and each Portfolio Segment and each other account or portfolio participating in the aggregated transaction will be treated as having purchased or sold its portion of the securities at such average price, and all transaction costs incurred in effecting the aggregated transaction will be shared on a pro-rata basis among the accounts or portfolios (including each Portfolio Segment) participating in the transaction.  Adviser and the Fund understand that Sub-Adviser may not be able to aggregate transactions through brokers or dealers designated by Adviser with transactions through brokers or dealers selected by Sub-Adviser, in which event the prices paid or received by each Portfolio Segment will not be so averaged and may be higher or lower than those paid or received by other accounts or portfolios of Sub-Adviser;
(f)     will report regularly to Adviser and to the Board of Directors and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Directors on a regular basis at reasonable times the management of each Portfolio Segment, including without limitation, review of the general investment strategies of each Portfolio Segment, the performance of each Portfolio Segment in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser;
(g)     will prepare such books and records with respect to each Portfolio Segment’s securities transactions as requested by Adviser and will furnish Adviser and the Fund’s Board of Directors such periodic and special reports as the Board or Adviser may reasonably request;
(h)     will vote all proxies with respect to securities in each Portfolio Segment;
(i)      shall not have the obligation to file proof of claim forms in connection with any litigation or other proceeding regarding any security held in the Portfolio Segment but when requested in writing by the Adviser, the Sub-Adviser will provide transaction details related to such claims to the Adviser or the Fund’s custodian; and

(j)      will act upon reasonable instructions from Adviser which, in the reasonable determination of Sub-Adviser, are not inconsistent with Sub-Adviser’s fiduciary duties under this Agreement.
3.         Expenses.  During the term of this Agreement, Sub-Adviser will provide the office space, furnishings, equipment and personnel required to perform its activities under this Agreement, and will pay all customary management expenses incurred by it in connection with its activities under this Agreement, which shall not include the cost of securities (including brokerage commissions, if any) purchased for each Portfolio Segment.  Sub-Adviser agrees to bear any Portfolio expenses caused by future changes at Sub-Adviser, such expenses including but not limited to preparing, printing, and mailing to Portfolio shareholders of information statements or stickers to or complete prospectuses or statements of additional information.  Sub-Adviser also agrees to bear any costs and expenses incurred by Adviser in connection with third party document requests or subpoenas for production of information relating to the services provided by Sub-Adviser hereunder.
4.         Compensation.  For the services provided and the expenses assumed under this Agreement, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee computed and paid as set forth in Exhibit 2 - Fee Schedule.
5.         Other Services.  Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent Adviser, the Fund or a Fund Portfolio or otherwise be deemed an agent of Adviser, the Fund or a Fund Portfolio. Adviser understands and has advised the Fund’s Board of Directors that Sub-Adviser may act as an investment adviser or sub-investment adviser to other investment companies and other advisory clients.  Sub-Adviser understands that during the term of this Agreement Adviser may retain one or more other sub-advisers with respect to any portion of the assets of a Fund Portfolio other than each Portfolio Segment.
6.         Affiliated Broker.  Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for each Fund Portfolio in connection with the purchase or sale of securities or other investments for each Portfolio Segment, subject to:  (a) the requirement that Sub-Adviser seek to obtain best execution as set forth above; (b) the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Subject to the requirements of applicable law and any procedures adopted by the Fund’s Board of Directors, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund Portfolio or the Fund for such services in addition to Sub-Adviser’s fees for services under this Agreement.
7.         Representations of Sub-Adviser.  Sub-Adviser is registered with the Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser. Sub-Adviser:  (a) is duly organized and validly existing under the laws of the state of its organization with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its services under this Agreement, (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act, and (f) will notify Adviser of any change in control of the Sub-Adviser within a reasonable time after such change.

8.         Books and Records.  Sub-Adviser will maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to each Portfolio Segment’s investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act.  Sub-Adviser agrees that all books and records which it maintains for each Fund Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser’s or the Fund’s request (provided, however, that Sub-Adviser may retain copies of such records).  All such books and records shall be made available, within five business days of a written request, to the Fund’s accountants or auditors during regular business hours at Sub-Adviser’s offices.  Adviser and the Fund or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which pertain to each Fund Portfolio or the Fund.  Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations.  In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund (provided, however, that Sub-Adviser may retain copies of such records as required by law).
Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or in writing by Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities.  Sub-Adviser may disclose the investment performance of each Portfolio Segment, provided that such disclosure does not reveal the identity of Adviser, each Fund Portfolio or the Fund or the composition of each Portfolio Segment. Sub-Adviser may, disclose that Adviser, the Fund and each Fund Portfolio are its clients; provided, however, that Sub-Adviser will not advertise or market its relationship with Adviser or the Fund or issue press releases regarding such relationships without the express written prior consent of Adviser.  Notwithstanding the foregoing, Sub-Adviser may disclose (i) the investment performance of each Portfolio Segment to Fund officers and [directors/trustees] and other service providers of the Fund, and (ii) any investment performance that is public information to any person.
9.         Code of Ethics.  Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the 1940 Act and will provide Adviser and the Fund with a copy of such code.  Within 35 days of the end of each calendar quarter during which this Agreement remains in effect, the chief compliance officer of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of Sub-Adviser’s code of ethics or, if any violation has occurred that is material to the Fund, the nature of such violation and of the action taken in response to such violation.

10.       Limitation of Liability.  Neither Sub-Adviser nor any of its partners, officers, stockholders, agents or employees shall have any liability to Adviser, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or loss arising out of any investment, or for any other act or omission in the performance by Sub-Adviser of its duties hereunder, except for liability resulting from willful misfeasance, bad faith, or negligence on Sub-Adviser’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.
Sub-Adviser agrees to indemnify and defend Adviser, its officers, directors, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in each Fund Portfolio, made by Sub-Adviser and provided to Adviser or the Fund by Sub-Adviser.
11.       Term and Termination.  This Agreement shall become effective with respect to each Portfolio Segment on the Effective Date and shall remain in full force until August 31, 2017, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Fund Portfolio, but only as long as such continuance is specifically approved for each Fund Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Fund Portfolio, Sub-Adviser may continue to serve in such capacity for such Fund Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.
This Agreement shall terminate as follows:
(a)     This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to any Fund Portfolio at any time without the payment of any penalty by Adviser or by Sub-Adviser on sixty days written notice to the other party.  This Agreement may also be terminated by the Fund with respect to any Fund Portfolio by action of the Board of Directors or by a vote of a majority of the outstanding voting securities of such Fund Portfolio (as defined in the 1940 Act) on sixty days written notice to Sub-Adviser by the Fund.
(b)     This Agreement may be terminated with respect to any Fund Portfolios at any time without payment of any penalty by Adviser, the Board of Directors or a vote of a majority of the outstanding voting securities of such Fund Portfolio in the event that Sub-Adviser or any officer or director of Sub-Adviser has taken any action which results in a material breach of the covenants of Sub-Adviser under this Agreement.

(c)     This Agreement shall automatically terminate with respect to a Fund Portfolio in the event the Investment Management Agreement between Adviser and the Fund with respect to that Fund Portfolio is terminated, assigned or not renewed.
Termination of this Agreement shall not affect the right of Sub-Adviser to receive payments of any unpaid balance of the compensation described in Section 4 earned prior to such termination.
12.       Notice.  Any notice under this Agreement by a party shall be (i) in writing, addressed and delivered, mailed postage prepaid, or sent by facsimile transmission with confirmation of receipt, or (ii) sent via electronic mail, in each case to the other party at such address as such other party may designate for the receipt of such notice.
13.       Limitations on Liability.  The obligations of the Fund entered into in the name or on behalf thereof by any of its directors, representatives or agents are made not individually but only in such capacities and are not binding upon any of the directors, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to each Fund Portfolio for the enforcement of any claims.
14.       Adviser Responsibility.  Adviser will provide Sub-Adviser with copies of the Fund’s Articles of Incorporation, By-laws, prospectus, and Statement of Additional Information and any amendment thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement; provided, however, that no changes or modifications to the foregoing shall be binding on Sub-Adviser until it is notified thereof.
15.       Arbitration of Disputes.  Any claim or controversy arising out of or relating to this Agreement which is not settled by agreement of the parties shall be settled by arbitration in Santa Monica, California before a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect.  The parties agree that such arbitration shall be the exclusive remedy hereunder, and each party expressly waives any right it may have to seek redress in any other forum.  Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages.  Each party shall bear its own expenses of arbitration, and the expenses of the arbitrators and of a transcript of any arbitration proceeding shall be divided equally between the parties.  Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.  If litigation is commenced to enforce any such award, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs.
16.       Miscellaneous.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by written consent of both parties.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.  This Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors.

17.       Applicable Law.  This Agreement shall be construed in accordance with applicable federal law and the laws of the state of California.
Adviser and Sub-Adviser have caused this Agreement to be executed as of the date and year first above written.
WILSHIRE ASSOCIATES INCORPORATED		BARROW, HANLEY, MEWHINNEY & STRAUSS, LLC

By:	Jason Schwarz	By:	Cory L. Martin

Title:	Senior Managing Director	Title:	Managing Director

EXHIBIT 1
 FUND PORTFOLIO LISTING
1.	Wilshire Mutual Funds – Large Company Value Fund

EXHIBIT 2
 FEE SCHEDULE
While the Agreement is effective, solely to the extent of and in accordance with Section 11 thereof, Adviser shall pay Sub-Adviser, promptly after receipt by Adviser of its advisory fee from the Fund with respect to each Fund Portfolio each calendar month during the term of this Agreement, a fee based on the average daily net assets of the Portfolio Segment, at the following Fee Levels (as defined below):

Sub-Adviser’s fee shall be accrued daily of the annual rate set forth above based on the actual number of calendars days in the applicable year. For the purpose of accruing compensation, the net assets of each Portfolio Segment will be determined in the manner and on the dates set forth in the current prospectus of the Fund with respect to each Fund Portfolio and, on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined.  Upon the termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rata basis through the date of termination and paid within thirty business days of the date of termination.
Exhibit 2 - Page1

APPENDIX B
The following table sets forth, as of July 31, 2016, the holders of the shares of the Value Portfolio known by the Value Portfolio to own, control or hold with power to vote 5% or more of the Value Portfolio’s outstanding securities.  The listed insurance company registered separate accounts’ voting rights are passed through to contract owners, the insurance companies themselves do not exercise voting control over the shares held in those accounts.
LARGE COMPANY VALUE PORTFOLIO
Investment Class
Shareholders	Percentage Owned
Horace Mann Life Insurance Company Separate Account Attn: Kris Cervellone 1 Horace Mann Plz Springfield, IL 62715-0002	59.51%
TD Ameritrade Inc FEBO our clients PO Box 2226 Omaha, NE 68103-2226	19.79%

LARGE COMPANY VALUE PORTFOLIO
Institutional Class
Shareholders	Percentage Owned
VIT Global Allocation Fund C/O SEI 1 Freedom Valley Dr Oaks, PA 19456-9989	37.55%
Pershing LLC 1 Pershing Plz Jersey City, NJ 07399-0002	29.86%
Wilshire Variable Insurance TR Wilshire 2035 Fund 1299 Ocean Ave Ste 700 Santa Monica, CA 90401-1061	11.96%
Charles Schwab & Co. Attn: Mutual Funds Reinvest Account 101 Montgomery St San Francisco, CA 94104-4151	9.26%
Wilshire Variable Insurance TR Wilshire 2025 Fund 1299 Ocean Ave Ste 700 Santa Monica, CA 90401-1061	7.86%